UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2017

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

17 Corrig Road, Suite 7

Sandyford, Dublin 18 Ireland (Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 10, 2017, the board of directors of Presbia PLC (the “Company”) approved the re-ordering of the Company’s operational priorities, focusing its resources on FDA approval of its microlens and ongoing clinical trials and commercialization efforts in Germany and South Korea.  These actions reduce the pre-FDA approval marketing, manufacturing and engineering expenses associated with the post-FDA approval U.S. commercial launch of the Presbia Flexivue Microlens™.  Pursuant to this decision, which incorporates a restructuring and reduction in force, the Company terminated 15 employees out of its 39 employees effective December 11, 2017.  The Company is also in the process of implementing other cost saving initiatives. Employees directly affected by the reduction in force have received notification and will be provided with severance payments and continuation of benefits for a limited term and an extension through one year after his or her termination date of the exercise period for the stock options and the vesting period for the restricted stock units held by each affected employee, in each case subject to execution of an effective general release with the Company.

The Company estimates that the total costs for the Restructuring will be approximately $0.9 million, of which approximately $0.6 million will result in future cash outlays primarily related to severance and $0.3 million of non-cash charges, primarily related to stock-based compensation expense.  The Company expects to record these charges in the fourth quarter of 2017. The charges the Company expects to incur in connection with this reduction in force and the re-ordering of its operational priorities are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or in connection with, these actions.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s commercialization and development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2017, and the Company’s subsequent current reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the events described above, on December 10, 2017, Randy Thurman, our executive chairman, and Todd Cooper, our chief executive officer, resigned as directors and officers of the Company and its subsidiaries.  The board of directors appointed Mark Yung as chairman and chief executive officer effective December 10, 2017.  Zohar Loshitzer, a current director, will also provide management consulting services to the Company.

Mark Yung, age 43, is a co-founder and managing principal at OCV Management, LLC (“OCV”), an investment adviser based in Los Angeles California, which was co-founded by Mr. Yung and Richard Ressler, a member of our board and our majority stockholder, in 2016.  Previously, Mr. Yung served as Managing Director at Orchard Capital Corporation (“Orchard Capital”), an investment firm affiliated with Mr. Ressler and located in Los Angeles, California, a firm he joined in 2006.  Through his affiliation with OCV and Orchard Capital, Mr. Yung has and continues to serve in various senior capacities for companies in which OCV, Orchard Capital or their respective affiliates invest, including as Executive Chairman of Environmental Solutions Worldwide, Inc., as CFO and director of Polymer Plainfield Holdings, Inc., and as Chairman of Vantage Surgical Systems, Inc. Prior to Orchard Capital, Mr. Yung was a Senior Vice President in the Corporate Strategy and Merger and Acquisitions groups of Citigroup and ABN AMRO. Previously, Mr. Yung was an investment professional at JPMorgan Partners, where he focused on venture capital, growth equity and buyout transactions in Latin America and was a board member of various emerging companies. Mr. Yung is a Director of PacWest Bancorp, Inc. (NASDAQ: PACW). Mr. Yung holds a B.A. from Cornell University and an MBA from INSEAD.

Neither Mr. Yung nor Mr. Loshitzer will be compensated directly by the Company for their services.  Pursuant to the terms of a services agreement between the Company and OCV, the Company will pay OCV in shares of restricted stock, with an aggregate value of $250,000 per year.

Contingent upon Messrs. Cooper and Thurman each executing a general release and waiver agreement (the “Release”) containing customary releases of claims, Messrs. Cooper and Thurman will be provided with an extension through three years after termination date of the exercise period for the stock options and of the vesting period for the restricted stock units held by each of them,  In addition, pursuant to the terms of his offer letter, Mr. Cooper will be entitled to receive continuation of his base salary for six months, reimbursement of COBRA payments for six months and the vesting of his stock options will be accelerated by six months.

Item 8.01 Other Events.

On December 14, 2017, the Company issued a press release announcing the Company’s re-ordering of its operational priorities and reduction in force, the appointment of Mark Yung as chairman and chief executive officer and the departure of Todd Cooper and Randy Thurman.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has also received an investment proposal from Orchard Capital that the Company believes is adequate to finance operations through the end of 2018, beyond the Company’s expected date of completion of its FDA review.  Orchard Capital submitted a proposal to invest up to $5.0 million in preferred shares of the Company and would receive warrants to purchase a number of ordinary shares valued at the purchase price for the preferred shares.  The preferred shares accrue dividends at a rate of 10% per annum during the first 18 months, stepping up by 10% per annum every 12 months thereafter to a cap of 30% per annum.  The preferred shares are redeemable at the option of the Company at any time at a price equal to the original purchase price plus all accrued and unpaid dividends. The Company is considering the proposal and there can be no assurances that such proposed financing transaction will be completed or that such proposed financing transaction will be completed on the proposed terms.  The Company is also continuing to explore potential opportunities to raise additional capital from other sources to fund its operations.  There can be no assurances that adequate funds will be available on acceptable terms, or at all.

This Item 8.01 contains forward-looking statements, including, but not limited to, statements related to the timing, amount, pricing and other terms and completion of the proposed financing transaction. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to negotiate and obtain financing from our majority stockholder or other investors. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2017, and the Company’s subsequent current reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 8.01 as a result of new information, future events or changes in its expectations.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	10.1	Services Agreement dated as of December 14, 2017, by and between the Company and OCV Management, LLC

99.1	Press Release, dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Jarett Fenton
Name: Jarett Fenton
Title:Chief Financial Officer

Dated:    December 14, 2017